                                                                   Exhibit 10.51


                           CERTIFICATE OF DESIGNATIONS


                     VASCO DATA SECURITY INTERNATIONAL, INC.

                          Certificate of Designations,
                    Preferences and Rights of Preferred Stock
                     by Resolution of the Board of Directors
                    Providing for an Issue of 150,000 Shares
                          of Preferred Stock Designated
                     "SERIES C CONVERTIBLE PREFERRED STOCK"

I, MARIO HOUTHOOFT, President and Chief Executive Officer of VASCO DATA SECURITY INTERNATIONAL, INC. (hereinafter referred to as the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

That pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of said Corporation (hereinafter referred to as the "CERTIFICATE OF INCORPORATION") the Board of Directors adopted a resolution providing for the issuance of a series of Preferred Stock, par value $.01 per share, of the Corporation to be designated "SERIES C CONVERTIBLE PREFERRED STOCK", which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be, and hereby is, created, to be designated "SERIES C CONVERTIBLE PREFERRED STOCK" (hereinafter referred to as the "SERIES C PREFERRED STOCK"), consisting of One Hundred Fifty Thousand (150,000) shares, and, to the extent that the powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions thereof, of the Series C Preferred Stock are not stated and expressed in the Certificate of Incorporation, such powers, preferences and relative and other special rights, and the qualifications, limitations and restrictions thereof, are hereby fixed and stated to be as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

The following terms shall have the meanings as set forth below:

                "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or Brussels, Belgium or the Nasdaq Stock Market are authorized or obligated by law, executive order or government decree to be closed.

                "DOLLARS" or "$" means the lawful currency of the United States of America.

                "OTHER SECURITIES" means any stock (other than Common Stock) and other securities of the Corporation or any other person (corporate or otherwise) which the record holders of the Series C Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion of the Series C Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

1    MANDATORY REDEMPTION OR CONVERSION

     1.1  Unless previously converted in accordance with the provisions of
          Section 2 hereof, on July [ ], 2004 (the "MANDATORY REDEMPTION DATE"), the Corporation shall redeem each outstanding share of Series C Preferred Stock for cash at a redemption price equal to the Liquidation Preference (as hereinafter defined), but only to the extent of funds of the Corporation legally available therefor pursuant to the General Corporation Law ("LEGALLY AVAILABLE FUNDS"). In addition, at the Corporation's option, or otherwise in the event that Legally Available Funds are insufficient to permit the Corporation to redeem some or all of the shares of Series C Preferred Stock for cash, the Corporation shall convert such shares of Series C Preferred Stock into shares of its Common Stock. The number of shares of Common Stock to be issued in connection with such conversion will be determined on the basis of a fraction, the numerator of which will be the Liquidation Preference and the denominator of which will be the lesser of (i) the average of the Market Prices (as defined in the next sentence) of the Common Stock for the period of 30 consecutive Business Days on which the Common Stock was traded ending on the Business Day immediately preceding the Mandatory Redemption Date, subject to a discount of five percent (5%) and (ii) the Liquidation Preference, such fraction multiplied by the number of shares of Series C Preferred Stock outstanding and unredeemed on the Mandatory Redemption Date. The "MARKET PRICE" of the Common Stock for any day means the last reported sales price, regular way, or, in case no sale takes place on such day, the average reported closing bid and asked prices, regular way, in either case as reported on the Nasdaq National Market.

     1.2 Immediately following such conversion, the rights of the holders of any converted shares of Series C Preferred Stock shall cease and the persons entitled to receive shares of Common Stock upon the conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having been the owners of such shares of Common Stock, subject to Section 1.3 hereof. No payments or adjustments will be made upon the Mandatory Conversion Date on account of accrued and unpaid distributions, if any, on the shares of Series C Preferred Stock subject to such conversion.

     1.3  Upon conversion of the Series C Preferred Stock pursuant to Section
          1.1 hereof, the Corporation shall make such arrangements as it deems appropriate for (i) the issuance of certificates representing shares of Common Stock and (ii) payment of cash in lieu of any fractional shares of Common Stock in exchange for and contingent upon surrender of certificates representing shares of Series C Preferred Stock; provided that the Corporation shall give the holders of shares of Series C Preferred Stock notice of any such actions as the Corporation deems appropriate and, upon such surrender of their certificates representing Series C Preferred Stock, such holders shall be entitled to receive dividends declared and paid, if any, on such shares of Common Stock subsequent to the Mandatory Conversion Date.

2    CONVERSION AT THE OPTION OF HOLDER

     2.1  GENERAL Subject to and in compliance with the provisions of this
          Section 2, shares of Series C Preferred Stock may, at the option of any holder, be converted at any time and from time to time (each, a "CONVERSION Date") into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock which a holder of shares of Series C Preferred Stock shall be entitled to receive upon conversion pursuant to this Section 2 shall be the product obtained by multiplying (i) the Applicable Conversion Rate (determined as provided in Section 2.2) by (ii) the number of shares of Series C Preferred Stock being converted on the Conversion Date.

     2.2 APPLICABLE CONVERSION RATE Subject to Section 5 hereof, the conversion rate in effect at any time for the conversion of the Series C Preferred Stock pursuant to this Section 2 (the "APPLICABLE CONVERSION RATE") shall be the lowest of the following:

          2.2.1 in the event that no shares of Common Stock have been issued or sold during the period beginning on the date of issuance of the Series C Preferred Stock and ending on the Conversion Date, the quotient obtained by dividing (i) the Liquidation Preference of the Series C Preferred Stock by (ii) $14.25;

          2.2.2 in the event that any shares of Common Stock were issued or sold during the period beginning on the date of issuance of the Series C Preferred Stock and ending on the Conversion Date at a price per share of Common Stock exceeding $11.86 (the "UPPER LIMIT"), the quotient obtained by dividing (i) the Liquidation Preference of the Series C Preferred Stock by (ii) $14.25;

          2.2.3 in the event that any shares of Common Stock were issued or sold during the period beginning on the date of issuance of the Series C Preferred Stock and ending on the Conversion Date at a price per share of Common Stock below or equal to the Upper Limit but above $7.00 (the "LOWER LIMIT"), the quotient obtained by dividing (i) the Liquidation Preference of the Series C Preferred Stock by (ii) the difference between (a) $14.25 and (b) a fraction (1) the numerator of which will be the product of (A) the difference between $14.25 and the Upper Limit and (B) the difference between the Upper Limit and the price paid per share of Common Stock and (2) the denominator of which will be the difference between the Upper Limit and the Lower Limit; and

          2.2.4 in the event that any shares of Common Stock were issued or sold during the period beginning on the date of issuance of the Series C Preferred Stock and ending on the Conversion Date at a price per share of Common Stock below or equal to the Lower Limit, the quotient obtained by dividing (i) the Liquidation Preference of the Series C Preferred Stock by (ii) $11.86.

          For purposes of this Section 2.2, the issuance or sale of Common Stock shall include the issuance and sale of shares of Common Stock as well as securities convertible into Common Stock ("CONVERTIBLE SECURITIES") and any rights or options to subscribe for, purchase or otherwise acquire Common Stock, and the price per share of Common Stock offered and sold for purposes of any calculations under this Section 2.2 shall be equal to the U.S. dollar equivalent of: (i) in the case of shares of Common Stock, the per share amount received or receivable by the Corporation as consideration for the issue and sale of such Common Stock, (ii) in the case of Convertible Securities, (a) the total amount received or receivable by the Corporation as consideration for the issue and sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon conversion or exchange thereof, divided by (b) the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities and (iii) in the case of any rights or options to subscribe for, purchase or otherwise acquire stock, the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, divided by (b) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options.

     2.3 EXERCISE OF CONVERSION PRIVILEGE To exercise its conversion privilege, a holder of shares of Series C Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. A notice hereunder shall be deemed to be given on the date it is dispatched, if by international airmail, domestic mail or overnight courier, or received, if sent by facsimile, telex or otherwise. The date when such written notice is received by the Corporation, together with the certificate(s) representing the shares of Series C Preferred Stock being converted, shall be the "CONVERSION DATE." Any voluntary conversion of shares of Series C Preferred Stock by any holder shall be for at least 100 shares of Common Stock. As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series C Preferred Stock being converted, or on its written order, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section 2, and cash, as provided in Section 2.4, in respect of any fraction of a share of Common Stock issuable upon such conversion.

     2.4 CASH IN LIEU OF FRACTIONAL SHARES No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock pursuant to this
          Section 2. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Market Price per share of the Common Stock at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

     2.5 PARTIAL CONVERSION In the event some but not all of the shares of Series C Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.

     2.6 RESERVATION OF COMMON STOCK The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

3    VOTING RIGHTS

     3.1 Each holder of outstanding shares of Series C Preferred Stock shall not be entitled to vote at any meeting of stockholders of the Corporation (or written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration, except as may be provided by law.

     3.2 Notwithstanding the foregoing, the Corporation shall not amend, alter or repeal preferences, rights, powers or other terms of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, and may not create, authorize or issue shares of any class of stock ranking senior to or on parity with the Series C Preferred Stock without the written consent or affirmative vote of the holders of at least Sixty-Six and Two-Thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

4    PRIORITY OF SERIES C PREFERRED STOCK IN THE EVENT OF LIQUIDATION OR
     DISSOLUTION

     In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of One Hundred Dollars ($100.00) in cash for each share of Series C Preferred Stock, (the "LIQUIDATION PREFERENCE"), before any distribution of any kind shall be made to the holders of the Common Stock or any other stock ranking (as to any such distribution) junior to the Series C Preferred Stock. If, upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of any series of Preferred Stock ranking (as to any such distribution) on a parity with the Series C Preferred Stock shall be insufficient to permit the payment in full to the holders of all such series of Preferred Stock of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed rateably among the holders of shares of Series C Preferred Stock and all series of Preferred Stock ranking (as to any such distribution) on a parity with the Series C Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. Except as otherwise provided in this Section 4, holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. For the purposes of this Section 4, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5    ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; R
     ECLASSIFICATION, ETC.

     In case at any time or from time to time after the date of issuance of the Series C Preferred Stock, the holders of Common Stock (or Other Securities) shall have received or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive without payment therefor

     (a) other or additional stock or property (other than cash) by way of dividend, or

     (b) any cash paid or payable (including, without limitation, by way of dividend other than a dividend payable out of earned surplus of the Corporation), or

     (c) other or additional (or less) stock or property (including cash) by way of spin-off, split-up, recapitalization, combination of shares or similar corporate rearrangement,

     then, and in each such case the record holder of a share of Series C Preferred Stock, upon the conversion thereof as provided in Section 1 or 2, shall be entitled to receive the amount of stock and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section
     5) which such record holder would hold on the date of such conversion if on the date of issuance of the Series C Preferred Stock such person had been the holder of record of the number of shares of Common Stock called for pursuant to the terms hereof and had thereafter, during the period from the date of issuance of the Series C Preferred Stock to and including the date of such conversion, retained such shares and all such other additional (or less) stock and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 5) receivable by such person as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 2 and 5 hereof.

     In case the Corporation after the date of issuance of the Series C Preferred Stock shall (a) effect a reorganization, (b) consolidate or merge with any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, the record holders of the Series C Preferred Stock, upon the conversion hereof as provided in Section 1 or 2 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Corporation shall be entitled to deliver), in lieu of the Common Stock (or Other Securities) issuable upon such conversion prior to such consummation or such effective date, the stock and property (including cash) to which such record owner would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such record holder had so exercised such Series C Preferred Stock immediately prior thereto, all subject to further adjustment thereafter as provided in Section 2 hereof.

6    RANKING OF SERIES C PREFERRED STOCK

     With regard to rights to receive mandatory redemption payments and distributions upon liquidation, dissolution or winding up of the Corporation, the Series C Preferred Stock shall rank prior to any other equity securities of the Corporation.

7    REPLACEMENT OF SERIES C PREFERRED STOCK

     Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing Series C Preferred Stock and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will execute and deliver, in lieu thereof, a new certificate.

IN WITNESS WHEREOF, said VASCO DATA SECURITY INTERNATIONAL, INC. has caused this Certificate to be signed by Mario Houthooft, its President and Chief Executive Officer, this th day of July, 2000.

VASCO DATA SECURITY INTERNATIONAL, INC.



By:
   ---------------------------------------------
   Name:   Mario Houthooft
   Title:  President and Chief Executive Officer